UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 21, 2017

ACXIOM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 E. Dave Ward Drive
Conway, AR 72032
(Address of principal executive offices, including zip code)
(501) 342-1000
(Registrant's telephone number, including area code)
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On November 21, 2016, Acxiom Corporation, a Delaware corporation (the "Company"), consummated an acquisition of Arbor Technologies, Inc., a Delaware corporation ("Arbor") (the "Arbor Merger"). Certain portions of the consideration for the Arbor Merger otherwise payable in respect of shares of restricted Arbor common stock held by certain key employees of Arbor (the "Holders") are further subject to holdback by the Company (each a "Holdback Arrangement").  Such consideration held back pursuant to the Holdback Arrangements is to be settled in shares of common stock of the Company and is scheduled to vest over thirty (30) months post-closing, subject to the applicable key employee continuing to provide services to the Company through each vesting date and vesting acceleration upon a qualifying termination of employment.

On June 21, 2017, the Company issued 49,315 shares of common stock of the Company in the aggregate to the Holders pursuant to a distribution under the Holdback Arrangement (the "Restricted Shares").  All of the Holders are "accredited investors" within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and such shares were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01 Other Information.

Effective November 17, 2016, the Company also entered into a rights agreement (the "Rights Agreement") with the Holders. Under the Rights Agreement, the Company has undertaken to provide certain Securities Act registration rights on behalf of the Holders. Pursuant to the Rights Agreement, the Company filed a Registration Statement on Form S-3 (File No. 333-215626), including a base prospectus, with the Securities and Exchange Commission that was effective January 20, 2017 (the "Registration Statement").  The Company is presently filing a prospectus supplement to include a subsequent resale by the Holders of the Restricted Shares in the Registration Statement.  In connection with such registration, the Company attaches Exhibits 5.1 and 23.1 hereto, which shall be incorporated by reference to the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Jerry C. Jones, Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary
23.1	Consent of Jerry C. Jones, Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACXIOM CORPORATION

By:	/s/ Jerry C. Jones
Jerry C. Jones Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary
Date: June 21, 2017

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jerry C. Jones, Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary
23.1	Consent of Jerry C. Jones, Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary (included in Exhibit 5.1)

June 21, 2017

Acxiom Corporation
301 E. Dave Ward Drive
Conway, AR 72032

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I am acting as counsel to Acxiom Corporation, a Delaware corporation (the "Company") in connection with the registration of 49,315 shares of the Company's Common Stock, par value $0.10 per share (the "Shares"), all of which will be sold by certain selling stockholders (the "Selling Stockholders"), pursuant to a Registration Statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on the date first set forth above.

In my capacity as counsel for the Company in connection with the registration of the Shares, I have examined the Registration Statement and originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any state or jurisdiction other than, the Delaware General Corporation Law, which includes the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and the federal laws of the United States of America.

Based upon the foregoing, I am of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving my consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Jerry C. Jones

Jerry C. Jones
Chief Ethics and Legal Officer,
 Executive Vice President and Assistant Secretary